Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-194502 on Form S-8 of our report dated June 1, 2018 appearing in this Annual Report on Form 11-K of WaterStone Bank SSB 401(k) Plan for the year ended December 31, 2017.

/s/ CliftonLarsonAllen LLP

Milwaukee, Wisconsin
June 1, 2018